UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________

FORM 8-K
________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 20, 2022
____________
R1 RCM Inc.
(Exact Name of Registrant as Specified in Charter)
 ____________

Delaware	001-41428	87-4340782
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

434 W. Ascension Way	84123
6th Floor
Murray
Utah
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (312) 324-7820

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	RCM	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Director Appointment

On December 20, 2022, the Board of Directors (the “Board”) of R1 RCM Inc. (the “Company”) appointed Janie Wade as a director of the Company, effective January 1, 2023, to serve until the Company’s 2023 Annual Meeting of Stockholders and thereafter until her successor is duly elected and qualified, or until her earlier death, resignation or removal. Pursuant to the Securities Purchase Agreement between the Company and IHC Health Services, Inc. (“Intermountain”) dated January 23, 2018 (the “Intermountain SPA”), and upon the recommendation of the Nominating and Corporate Governance Committee of the Board, Ms. Wade was appointed to the Board as the Investor Designee (as defined in the Intermountain SPA). Except for the Intermountain SPA, Ms. Wade was not selected pursuant to any arrangement or understanding between her and any other person. Additional information about transactions between the Company and Intermountain is set forth (i) under the heading “Related Person Transactions—Intermountain Transactions” in the Company’s proxy statement/prospectus filed with the Securities and Exchange Commission (the “SEC”) on April 22, 2022 and (ii) under the headings “Second Amended and Restated Registration Rights Agreement” and “Warrant Assignment and Assumption Agreements” in Item 1.01 of the Company’s Current Report on Form 8-K filed with the SEC on June 21, 2022, which information is incorporated by reference herein.

Ms. Wade is expected to serve as Chief Financial Officer of Intermountain beginning on January 1, 2023. She currently serves as Intermountain’s Chief Financial Officer, Enterprise Operations and leads the financial integration following Intermountain’s merger with SCL Health, providing leadership and oversight for operational finance, accounting, internal audit, revenue cycle, payer contracting, treasury, and financial planning and analysis. Prior to her current role, Ms. Wade served as the Executive Vice President and Chief Financial Officer of SCL Health from February 2018 to March 2022. In her role as Chief Financial Officer of SCL Health, Ms. Wade worked closely with SCL Health’s board of directors and executive leaders to reinforce market positioning and support strategic growth initiatives, leading ongoing efforts to increase productivity, improve efficiency, reduce expenses, and standardize operations. Before joining SCL Health, Ms. Wade served as Senior Vice President of Finance for Baylor Scott and White Health and as a Manager at Arthur Andersen, LLP in the Dallas office. A Certified Public Accountant, Ms. Wade holds a Master’s of Business Administration from Texas A&M University in Commerce, Texas and a Bachelor’s of Business Administration from Texas A&M University in College Station, Texas. Ms. Wade has served as a board member of the Colorado Healthcare Affordability and Sustainability Enterprise since 2020, and is also a member of the Healthcare Financial Management Association. The Board believes Ms. Wade’s proven leadership and extensive healthcare experience, as well as her experience in the areas of finance and financial accounting, qualify her to serve on the Board.

The Company has entered into an indemnification agreement with Ms. Wade, effective as of January 1, 2023, in the form that the Company has entered into with its other directors, which provides that the Company will indemnify Ms. Wade to the fullest extent permitted by law for claims arising in her capacity as a director of the Company, provided that she acted in good faith and in a manner that she reasonably believed to be in, or not opposed to, the Company’s best interests and, with respect to any criminal proceeding, had no reasonable cause to believe that her conduct was unlawful. In the event that the Company does not assume the defense of a claim against Ms. Wade, the Company will be required to advance her expenses in connection with her defense of that claim, provided that she undertakes to repay all amounts advanced if it is ultimately determined that she is not entitled to be indemnified by the Company.

Amended Employment Terms & Restrictive Covenant Agreement

On December 21, 2022, the Human Capital Committee of the Board approved amendments to the Company’s form of Employment Terms & Restrictive Covenant Agreement (formerly referred to as the Letter Agreement, the “EVP Agreement”) for executive vice presidents, which governs certain terms of employment of the Company’s executive vice presidents, including named executive officers Rachel Wilson and Gary Long. The amendments, in part, more closely align certain terms of the EVP Agreement with those of the Offer Letter Agreement, dated as of November 7, 2022, by and between the Company and named executive officer John Sparby. Among other changes, the amendments require the Company to pay severance to an executive whose employment was terminated without Cause (as defined in the EVP Agreement) so long as such executive does not obtain other full-time employment that is competitive to the Company, as determined by the Company in its sole discretion. Prior to the amendments, severance payments were payable so long as the executive did not obtain any other full-time employment (whether or not competitive to the Company). The amendments also include the addition of a clawback provision applicable to amounts paid or payable under the EVP Agreement to the extent such amounts are required to be recouped by the Company pursuant to applicable law or securities exchange listing standard, or as otherwise determined by the Board or a committee thereof. In addition, the amendments require an executive to execute and deliver a general release of claims in favor of the Company within 30 days of termination to be eligible to receive severance, compared to 60 days prior to the amendments. The amendments also require claims and disputes arising from an executive’s employment or EVP agreement to be arbitrated or adjudicated, as applicable, in Salt Lake City, Utah, in light of the Company’s relocation thereto.

The foregoing is not a complete description of the EVP Agreement and is qualified in its entirety by reference to the EVP Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits

(d)	Exhibit Number	Description
	10.1	Form of Employment Terms & Restrictive Covenant Agreement (for Executive Vice Presidents)
	104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R1 RCM INC.

Date: December 22, 2022

By: /s/ Rachel Wilson
Name: Rachel Wilson
Title: Chief Financial Officer